Exhibit 23.2

Consent of Pan-China Singapore PAC, Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-278956 on Form S-1 Amendment No. 1 of our report dated May 9, 2024, with respect to the financial statements of Fintech Scion Ltd. for the years ended December 31, 2023 and December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Pan-China Singapore PAC

Singapore

May 10, 2024